Exhibit 10b (xxi)

100 Grainger Parkway
Lake Forest, IL 60045

Letter of Agreement
Long Term International Assignment

December 22, 2011

Court Carruthers
6308 Mulberry Crescent
Mississauga, Ontario Canada L5V 1B7

Dear Court:

This letter of agreement is to confirm a mutual understanding between you and Grainger of the terms and conditions applying to your long-term international assignment. We anticipate your assignment to last at least three years, beginning January 1, 2012.

You will be entitled to the benefits generally made available to employees on international assignments, as outlined in Grainger’s Long Term International Assignment Policy, dated November 15, 2011. Additionally, you will receive benefits commensurate with your level that are not specifically outlined in the policy. These are as follows:

•	Your housing allowance will be $95,000 per year, based on typical leasing costs in the Chicago area;

•	The Company will provide support for automobile expenses with an average annual cap of $40,000 per year;

•	Your one-time relocation allowance at the time of settlement will be 2.0x monthly base salary; and

•	A one-time reimbursement up to $5,000 per automobile loss-on-sale protection for up to two cars.

Assignment Logistics
Grainger will assign a designated relocation management company to support you and your family. As such, this firm will be coordinating all aspects of your assignment including coordination of suppliers, policy questions, payroll (calculations of allowance, deductions) and general questions and concerns.

Please acknowledge receipt of this letter and agreement with its terms by signing the two originals and returning one to the person listed below.

Sincerely yours,

_______________________________________
Signature            Date
Joseph C. High

ACKNOWLEDGE AND AGREE: _________________________________________________________
Court Carruthers            Date

This signature denotes that you have read and understood the Long-Term International Assignment Policy and the Assignment Letter.

Return one original to:	Scott Witz
100 Grainger Parkway
Lake Forest, IL 60020